UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 13, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC. (Incorporated in New York) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements.

As disclosed in the Current Report on Form 8-K filed by the Company on March 23, 2005, the Company’s Board of Directors approved the following annual fees and equity compensation payable in 2005 to each Director who is neither an employee of the Company nor an employee or representative of Texas Pacific Group (each, an “Eligible Director”): (1) cash retainer of $30,000; (2) grant of a non-qualified stock option to purchase 10,000 shares of the Company’s common stock (“Initial Option”) under the Company’s 2003 Equity Incentive Plan (“2003 Plan”), to vest in equal installments over two years; and (3) additional cash compensation of $10,000 payable to the Chairman of the Audit Committee for his services on such Committee.

On May 13, 2005, the Company’s Board of Directors approved the grant to each Eligible Director of a non-qualified option to purchase an additional 10,000 shares of the Company’s common stock under the 2003 Plan, as part of their 2005 compensation and in addition to the Initial Option, to vest according to the same schedule as the Initial Option.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By:	/s/ Amanda J. Bokman
Name:	Amanda J. Bokman
Title:	Executive Vice-President
and Chief Financial Officer

Date:   May 18, 2005